Exhibit 10.12

PARTNERSHIP CLASS PI COMMON UNIT AWARD AGREEMENT

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE CLASS PI UNITS (AS DEFINED BELOW) AWARDED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CLASS PI UNITS AWARDED HEREBY ARE SUBJECT TO AND SHALL BE TRANSFERABLE IN ACCORDANCE WITH THE PROVISIONS HEREIN AND PROVISIONS OF THE LPA (AS DEFINED BELOW) AND, TO THE EXTENT APPLICABLE, IN THE STOCKHOLDERS’ AGREEMENT (AS DEFINED BELOW), INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN ARTICLE X OF THE LPA. UNLESS OTHERWISE STATED, TRANSFER RESTRICTIONS IN THE LPA ARE IN ADDITION TO AND NOT IN LIMITATION OF THE RESTRICTIONS SET FORTH HEREIN.

THE CLASS PI UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE CLASS PI UNITS UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN EXEMPTION THEREFROM.

This PARTNERSHIP CLASS PI COMMON UNIT AWARD AGREEMENT (this “Agreement”) is made and entered in on July 16, 2019 (the “Grant Date”) by and among The We Company Management Holdings L.P., a Cayman Islands exempted limited partnership (the “Partnership”), The We Company, a Delaware corporation (the “Company”) and Adam Neumann (the “Management Partner”).

RECITALS

A. The Partnership is agreeing to issue Partnership Class PI Common Units of the Partnership (the “Class PI Units”), and the Company is agreeing to issue shares of Class C Common Stock of the Company (“Class C Common Stock”), to the Management Partner subject to the terms and conditions contained herein and in the Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P., dated on July 15, 2019 (together with the Schedules and Exhibits thereto, as hereafter amended, restated, modified, supplemented or replaced, the “LPA”). Unless otherwise stated, transfer restrictions in the LPA are in addition to and not in limitation of the restrictions set forth herein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LPA. Certain definitions used in this Agreement are set forth on Exhibit A hereto.

B. The Management Partner is an “accredited investor” (as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “Securities Act”)) (an “Accredited Investor”) and the grant evidenced by this Agreement is exempt from registration under the Securities Act.

C. The Partnership, the Company and the Management Partner desire to enter into this Agreement to set forth the terms and conditions of the grant of Class PI Units and shares of Class C Common Stock to the Management Partner.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. Grant of Class PI Units.

(a) In reliance on the representations and warranties contained herein and in the LPA, the Partnership hereby grants to the Management Partner an aggregate of 33,034,684 Class PI Units (the “Award”) and the Company hereby issues to the Management Partner 33,034,684 shares of Class C Common Stock. The Class C Common Stock and Class PI Units are subject to the terms and conditions set forth in this Agreement and the LPA, including the provisions herein related to vesting and forfeiture. The Class PI Units represent interests in the profits of the Partnership being granted as additional consideration for services anticipated to be provided to or for the benefit of the Partnership on or after the Grant Date. The Class PI Units are intended to meet the definition of a “profits interest” in IRS Revenue Procedures 93-27 and 2001-43, and the provisions of this Agreement shall be interpreted and applied consistently with such intention. Class C Common Stock issued under the Agreement shall be subject to the forfeiture provisions, transfer restrictions and adjustment provisions in the LPA and this Agreement that apply to the shares of Class C Common Stock. Any equitable adjustments with respect to shares of Class C Common Stock shall preserve substantially similar voting rights with respect to any successor or ultimate parent (which, for the avoidance of doubt, excludes WE Holdings LLC); provided that, in the case of an Acquisition, such voting rights shall be substantially similar to the voting rights granted with respect to the Class B Common Stock of the Company in such Acquisition.

(b) The Management Partner shall have all rights of a holder of Class PI Units as set forth in the LPA; provided, however, that all terms and conditions contained in this Agreement and the LPA shall apply to each Class PI Unit granted hereunder and to any other securities distributed with respect to such Class PI Unit. For purposes of the LPA, the Aggregate Distribution Threshold, the Distribution Threshold Per Profits Interest and the Strike Price Catch–up Amount with respect to the Class PI Units granted hereunder shall be determined as of the Grant Date based upon the valuation being conducted by Alvarez and Marsal for such purpose (as such valuation may be corrected by Alvarez and Marsal, if applicable) and shall be communicated in writing by the Partnership to the Management Partner as soon as practicable following the Grant Date, which written communication shall form a part of this Agreement. The Catch-up Base Amount shall be $38.36, including for purposes of determining the amounts in the preceding sentence with respect to each of the Class PI Units.

2. Vesting and Forfeiture of Class PI Units. The Class PI Units shall vest and may be forfeited in accordance with the terms and conditions set forth in Exhibit B hereto. To the extent a Class PI Unit is no longer eligible to vest in accordance with the provisions of Exhibit B, such Class PI Unit shall be immediately forfeited to the Partnership.

3. Forfeiture. Upon the forfeiture of any Class PI Units pursuant to this Agreement and Exhibit B hereto, (a) (i) with respect to any such Class PI Unit that was not Transferred in a manner that triggered the partial redemption of its corresponding share of Class C Common Stock pursuant to Section 7.7 of the LPA, one share of Class C Common Stock shall be cancelled and (ii) with respect to any such Class PI Unit that was Transferred in a manner that triggered the partial redemption of its corresponding share of Class C Common Stock pursuant to Section 7.7 of the LPA, one-tenth (1/10) of one share of Class C Common Stock shall be cancelled, (b) the Management Partner (and the Management Partner’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Class PI Units and cancelled shares of Class C Common Stock, and (c) such forfeited Class PI Units shall be returned to the Partnership. The Management Partner (and the Management Partner’s heirs, transferees, successors and assigns) shall receive no payment from the Partnership in connection with the forfeiture of any Class PI Units or cancelled shares of Class C Common Stock, including no distribution or payment in respect of the Management Partner’s Capital Account, and any positive balance in the Management Partner’s Capital Account related to any Class PI Units forfeited under this Section 3 shall be forfeited by the Management Partner.

4. Limitations on Transfer; Holding Period.

(a) Except as expressly provided in the LPA (including, without limitation, Article X thereof) or, to the extent applicable pursuant to the terms of the LPA, in the Stockholders’ Agreement, dated as of June 28, 2019 by and among the Company, the stockholders listed on Schedule A thereto, with respect to Article V and Article VIII thereof only, Adam Neumann and Miguel McKelvey, and, with respect to Section 3.01, Article V and Article VIII only, The We Company PI L.P. (the “Stockholders’ Agreement”), the Management Partner may not Transfer any Class PI Units; provided, that notwithstanding anything in the LPA, the Transfer of the Class PI Units or the Partnership Class B Common Units into which such Class PI Units are converted shall not be subject to the conditions of Section 10.3(a)(iii) through Section 10.3(a)(v) of the LPA and the consent of the General Partner (as defined in the LPA) to the admission of any transferee of the Class PI Units or the Partnership Class B Common Units into which such Class PI Units as a Substituted Limited Partner (as defined in the LPA) shall be deemed automatically given, subject to compliance with the last sentence of Section 10.4(a) of the LPA. The parties agree that with respect to the Class PI Units granted pursuant to this Agreement, all determinations under Section 10.6(d) of the LPA shall be made based upon the advice of counsel (notwithstanding anything to the contrary in the LPA).

(b) Holding Period. In addition to any other restrictions on Transfer whether specified in this Agreement or the LPA that apply to the Class PI Units, and notwithstanding any provisions to the contrary set forth in Section 4(a), any Class PI Units subject to the Award will not be Transferrable during the Holding Period, other than in the limited circumstances under Section 4(c) below. For purposes of this Agreement, “Holding Period” will mean the period beginning on the Grant Date and ending on the day immediately following the three (3) year anniversary of the date on which the applicable Class PI Unit became vested hereunder; provided, however, that in the event of a Change in Control, the Holding Period will end as of immediately prior to the effective time of the Change in Control.

(c) Limited Transfers. Notwithstanding Section 4(b) but subject to the restrictions on Transfer set forth in the LPA, during the Holding Period, the Management Partner may (i) transfer Class PI Units in connection with the Conversion of any Class PI Units into Partnership Class B Common Units or the Tendered Unit Acquisition of any Partnership Class B Common Units in exchange for Class B Shares; (ii) sell vested Class PI Units solely for purposes of satisfaction of any Tax Obligations arising in connection with (x) the Conversion of any Class PI Units into Partnership Class B Common Units or (y) the Tendered Unit Acquisition of any Partnership Class B Common Units in exchange for Class B Shares; (iii) transfer Class PI Units pursuant to a Trust Transfer; (iv) transfer Class PI Units pursuant to a Family Transfer; (v) transfer Class PI Units to the extent not restricted by the Stockholders’ Agreement; or (vi) transfer Class PI Units if such transfer is a “Permitted Transfer” under the LPA. Any recipient of the Class PI Units transferred pursuant to a Trust Transfer or Family Transfer will be subject to all Transferability restrictions to which the Management Partner’s otherwise would be subject with respect to the Class PI Units, including without limitation Section 4(b), and the limited Transfers otherwise permitted under this Section 4(c) will not be available to such transferee. Any transferee of the Class PI Units under clause (iii), (iv), (v) or (vi) of the first sentence of this Section 4(c) must agree in writing to be bound by all such Transferability restrictions and the other terms and conditions of the Award and the LPA and their respective annexes and exhibits.

5. Representations and Warranties of the Management Partner. The Management Partner hereby represents and warrants to the Partnership as of the Grant Date as follows:

(a) The Management Partner’s domicile is the State of New York. All discussions related to this Agreement and the Class PI Units, and the offer and acceptance of this Agreement and the Class PI Units granted hereunder, occurred in the State of New York.

(b) The Management Partner qualifies as an Accredited Investor under the Securities Act.

(c) The Management Partner has such knowledge and experience in financial and business matters that the Management Partner is capable of evaluating the merits and risks of the investment to be made by the Management Partner hereunder. The Management Partner understands and has taken cognizance of all the risk factors related to the investment in the Class PI Units. The Management Partner is aware of, understands, and has taken cognizance of the tax planning and issues involved with the structure, grant, issuance and holding of the Class PI Units contemplated by this Agreement and the Management Partner has taken the Management Partner’s own separate legal advice with respect to each of such issues.

(d) The Management Partner is acquiring the Class PI Units for the Management Partner’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(e) The Management Partner understands that (i) the Class PI Units have not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Class PI Units.

(f) The Management Partner acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties have been made to the Management Partner by the Partnership, the General Partner, any other Limited Partner, any officer, agent, employee or Affiliate of the Partnership, or any other Persons with respect to the Management Partner’s investment in the Class PI Units, (ii) other than this Agreement, the LPA and, to the extent applicable, the Stockholders’ Agreement, there are no agreements, contracts, understandings or commitments between the Management Partner on the one hand and the Partnership, the General Partner, any other Limited Partner, any officer, agent, employee or Affiliate of the Partnership on the other hand, with respect to the Management Partner’s investment in the Class PI Units, (iii) in entering into this transaction the Management Partner is not relying upon any information, other than that contained in the LPA, this Agreement and the results of the Management Partner’s own independent investigation, (iv) the Management Partner’s financial situation is such that the Management Partner can afford to hold the Class PI Units for an indefinite period of time, has adequate means for providing for the Management Partner’s current needs and personal contingencies, and can afford the eventuality that the Class PI Units may ultimately have no value, (v) the future value of the Class PI Units is speculative, and (vi) the Management Partner’s investment in the Class PI Units is subject to dilution by the issuance of additional Units by the Partnership and the Management Partner is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the Class PI Units, other than as expressly set forth in this Agreement, the LPA or as otherwise provided under applicable law.

(g) The Management Partner is fully informed and aware of the circumstances under which the Class PI Units must be held and the restrictions upon the resale of the Class PI Units under the Securities Act and any applicable state securities laws. The Management Partner understands that the Management Partner must bear the economic risk of this investment in the Class PI Units for an indefinite period of time because the Class PI Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Management Partner has no control, and that unless so registered or exempt from registration, the Class PI Units may be required to be held for an indefinite period. The Management Partner understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, that there is no assurance that such exemption will ever become available to the Management Partner, and that even if it were to become available, sales pursuant to Rule 144 may be limited in amount and could only be made in full compliance with the provisions of Rule 144.

(h) The Management Partner has received, reviewed and contemporaneously herewith become a party to the LPA. The Management Partner acknowledges and agrees that the Class PI Units are subject to the provisions of the LPA.

(i) The Management Partner has full authority to enter into this Agreement and the LPA, and to perform the Management Partner’s obligations hereunder and thereunder. This Agreement and the joinder to LPA described in Section 12(k) have been duly and validly executed and delivered by the Management Partner and constitute legal, valid and binding obligations of the Management Partner, enforceable against the Management Partner in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement and the LPA does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Management Partner is a party or any judgment, order, decree or law to which the Management Partner is subject.

(j) The Management Partner understands that the Partnership’s agreement to grant the Class PI Units to the Management Partner is predicated, in part, on the representations, warranties and covenants of the Management Partner contained herein and in the LPA.

(k) All representations and warranties of the Management Partner contained herein shall survive the execution of this Agreement and the grant of the Class PI Units contemplated hereby.

6. Clawback. The Class PI Units are subject to (a) any compensation recovery or clawback policy consistent with Section 304 of the United States Sarbanes-Oxley Act of 2002, as amended, and any other legally required recovery or clawback; and (b) any other compensation recovery or clawback policy that the Company may adopt in the future that both (i) applies substantially equally to substantially all of the Company’s senior executive officers and does not discriminate against the Management Partner except as required by law or applicable listing rule, and (ii) applies only to the Management Partner’s engagement in intentional material misconduct that has a material adverse effect on the Company’s business or value, but excluding conduct or activities undertaken in good faith taken by the Management Partner in the ordinary course of the Management Partner performing the Management Partner’s duties or promoting the Company, the Partnership or their Affiliates.

7. No Right of Continued Employment. Neither the grant of the Class PI Units nor anything contained in this Agreement shall confer upon the Management Partner any right to continue in the employ or service of the Company or any of the Company’s or the Partnership’s Affiliates, or to prohibit or restrict the Company or any of its or the Partnership’s Affiliates from terminating the Management Partner’s employment or service at any time or for any reason whatsoever, with or without Cause, notwithstanding the effect any such action may have on the Management Partner, this Agreement, the LPA or any Class PI Units that are granted under this Agreement and notwithstanding that this Agreement is being entered into with respect to services anticipated to be provided to the Company or any of its Affiliates on or after the date hereof.

8. Tax Withholding. If the Partnership or any of its Affiliates is required to withhold (or is determined to have been required to withhold) federal or state income taxes or other taxes upon the grant, forfeiture or vesting of the Class PI Units, or the related lapse of the forfeiture conditions, the Management Partner will promptly pay in cash to the Partnership, or the Affiliate having such obligation, such amounts as will be necessary to satisfy such obligation (including any interest and other additional amounts). Without duplication of the foregoing, in the event that the Partnership or any of its Affiliates becomes required, as the result of a subsequent determination by an applicable taxing authority, to pay a tax (including interest and any other amounts associated therewith) that reduces the obligation of the Management Partner to pay federal or state income taxes or other taxes, the Management Partner will indemnify and hold harmless the Partnership and all relevant Affiliates for the amount of such tax reduction to the Management Partner, together with interest and other amounts that were payable by the Partnership and its Affiliates in connection with such taxes. The parties will use reasonable best efforts to minimize any such amounts, including, at the Management Partner’s request and sole cost, contesting any audit or similar proceeding related thereto or to any tax issues affecting the tax liability of the Management Partner.

9. Tax Consequences; K-1. The Partnership shall not be liable or responsible in any way for any tax consequences of the Management Partner relating to the structure, grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Class PI Units hereunder. The Management Partner agrees to determine and be responsible for any and all tax consequences to the Management Partner related to the structure, grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Class PI Units. By accepting the Class PI Units, the Management Partner acknowledges that the Partnership is treated as a partnership for U.S. federal and applicable state and local income tax purposes and that the Management Partner will be treated as a partner for all such purposes with respect to the Class PI Units. Accordingly, the Management Partner acknowledges that, among other things, the Management Partner will receive an annual Schedule K-1 from the Partnership requiring that the Management Partner report on the Management Partner’s individual tax return the Management Partner’s distributive share of the Partnership’s income, gain, loss, deductions and credits. Neither the Partnership nor any of its Affiliates has made and none of them will make any statements or representations to the Management Partner concerning the tax consequences arising from the structure, grant, issuance or holding of the Class PI Units contemplated by this Agreement and will have no obligation to indemnify or hold harmless the Management Partner for any claims or liabilities arising from such consequences.

10. Mandatory 83(b) Election. The Management Partner acknowledges that the Management Partner is required to file, and it shall be a condition subsequent to the issuance of the Class PI Units hereunder to file, an election under Section 83(b) of the Code (“Section 83(b) Election”) in the form attached hereto as Exhibit C in accordance with the LPA and that the filing of such election is the Management Partner’s responsibility. The Section 83(b) Election form must be filed within thirty (30) days of the grant of the Class PI Units. The Management Partner further acknowledges that the Management Partner (and not the Partnership or any of its agents) will be solely responsible for filing such form with the IRS, even if the Management Partner requests the Partnership or its agents to make this filing on the Management Partner’s behalf and even if the Partnership or its agents have previously made this filing on the Management Partner’s behalf. The Management Partner will promptly deliver a copy of such completed Section 83(b) Election form to the Partnership.

11. Interpretation of this Agreement; Preeminence. To the extent that any provision of the LPA conflicts with the terms of, or does not provide for any term expressly set forth in, this Agreement, the provisions of this Agreement shall supersede and control the provisions of the LPA as they apply to the Class PI Units. In the event the LPA is amended in a manner that results in the renumbering of one or more sections, references in this Agreement to sections of the LPA shall refer instead to the applicable renumbered sections that correspond to the original references.

12. Miscellaneous Provisions.

(a) Notices. All notices to a party under this Agreement shall be made as required by Section 16.9 of the LPA.

(b) Entire Agreement. This Agreement, the Exhibits hereto, the LPA and, to the extent applicable, the Stockholders’ Agreement, embody the complete agreement and understanding among the parties hereto with respect to the grant of the Class PI Units and Class C Common Stock and shall supersede and preempt any prior agreements and understandings among the parties hereto, written or oral, with respect thereto, including, without limitation, any equity term sheet applicable to the grant of the Class PI Units hereunder.

(c) Severability. In the event that any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of this Agreement as a whole.

(d) Waiver. Any agreement on the part of a party to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(e) Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Cayman Islands, without regard to its conflict of laws rules.

(f) Arbitration. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (a) otherwise provided in the LPA, or (b) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of Delaware, County of New Castle, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated; (ii) depositions of all party witnesses; and (iii) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with Section 16.4 of the LPA, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(g) Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

(h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

(i) Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

(j) Delivery by Facsimile or Electronic .PDF. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic .pdf, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or computer or similar machine with respect to an electronic pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of any such machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. Sections 8 and 19 of the Electronic Transactions Law (2008 Revision) of the Cayman Islands shall not apply.

(k) Joinder to the LPA. Contemporaneously herewith the Management Partner has executed and delivered those documents required by Section 11.2 of the LPA. The parties agree that the requirements of Section 11.2 of the LPA are satisfied upon the Management Partner’s delivery of the joinder in the form attached hereto as Exhibit D and the spousal consent contemplated by Section 12(l) below.

(l) Spousal Consent. If the Management Partner is married, the General Partner requires the Management Partner to cause the Management Partner’s spouse to execute a form of consent of spouse in the form attached hereto as Exhibit E.

(m) Successors and Assigns. The Partnership may assign any of its rights under this Agreement to a parent of the Partnership or a “controlled Affiliate” (as defined below) of the Partnership. For purposes of this Agreement, “controlled Affiliate” means any entity directly or indirectly controlled by the Partnership. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Partnership. Subject to the restrictions on Transfer set forth herein, this Agreement shall be binding upon the Management Partner and the Management Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

**SIGNATURE PAGE FOLLOWS**

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE WE COMPANY MANAGEMENT HOLDINGS L.P.

By:	THE WE COMPANY MC LLC, its General Partner

By:	/s/ Jared DeMatteis
	Name:	Jared DeMatteis
	Title:	General Counsel

THE WE COMPANY

By:	/s/ Jared DeMatteis
	Name:	Jared DeMatteis
	Title:	General Counsel

[Signature Page to PI Award Agreement (AN)]

MANAGEMENT PARTNER:

By:	/s/ Adam Neumann
Name:	Adam Neumann
Title:

Address:

Email:

[Signature Page to PI Award Agreement (AN)]

EXHIBIT A

Certain Definitions

A. “Achieved Portions” has the meaning set forth in Section 4.2.3 of Exhibit B.

B. “Achievement Date” means the date on which the Performance Goal applicable to a Tranche is achieved.

C. “Acquisition” has the meaning set forth in the Plan.

D. “Affiliated Sale” has the meaning set forth in Section TT of this Exhibit A.

E. “Affiliated Seller” has the meaning set forth in Section TT of this Exhibit A.

F. “Assume or Substitute” means an assumption of any portion of the Award or a substitution of any portion of the Award with a substantially equivalent award, but only if such assumption or substitution satisfies all of the following conditions: (i) the assumption or substitution is effected in the same manner as provided for Plan-based equity awards under Section 11.1(a), (b) or (c) of the Plan; (ii) if the assumed or substituted portion of the Award remains subject to a service-based vesting requirement following the applicable Change in Control, the assumption or substitution either (x) is achieved on a tax-free basis or (y) the service-based vesting requirement is waived with respect to a portion of the Award, but only to the extent necessary to permit the Management Partner to realize cash proceeds with respect to the portion of the Award with respect to which such service-based vesting requirement is waived pursuant to this clause (ii)(y) sufficient (on an after-tax basis) to pay all taxes arising as a result of such assumption or substitution (taking into account any section 83(b) election actually made by the Management Partner with respect to such assumption or substitution); and (iii) the assumption or substitution complies with Section 7.4(c)(ii) of the LPA. With respect to the foregoing clause (ii)(y), (a) any waiver of a service-based vesting requirement shall be applied first to all or a portion (as necessary) of the unvested Eligible Portion of the Award that is scheduled to vest on the first vesting date following the applicable Change in Control, and second, to the extent such waiver does not result in proceeds (on an after-tax basis) sufficient to pay the tax amounts described above, on a prorated basis across all remaining unvested Eligible Portions of the Award and (b) the Management Partner shall promptly reimburse the corporation (or an Affiliate thereof) that is the acquiring or succeeding corporation in the applicable Change in Control for any tax benefit realized by the Management Partner in cash (including through a reduction in cash taxes otherwise payable), in connection with the subsequent forfeiture of any unvested portion of an Award that is Assumed or Substituted hereunder, determined in accordance with the principles of, and subject to the limitations in, Section 4.2(d) of the LPA.

G. “Board” means the Board of Directors of the Company.

H. “Cause” means (i) the Management Partner’s failure to abide by the lawful and reasonable directives of the Board that has a material negative impact on the Company or any significant Affiliate (excluding any failure to achieve a lawful and reasonable directive or perform to a particular standard specified by the Board, in each case following the expenditure by the Management Partner of good faith efforts); (ii) any act of material and intentional dishonesty or fraud taken by the Management Partner in connection with the Management Partner’s responsibilities as an employee that has a material negative impact on the Company or any significant Affiliate (other than acts that are immaterial or inadvertent and if the immaterial or inadvertent act is capable of cure, such act is cured promptly by the Management Partner); (iii) the Management Partner’s engagement in conduct or activities that has a material negative impact on the Company or any significant Affiliate, but excluding conduct or activities undertaken in good faith by the Management Partner in the ordinary course of the Management Partner performing his duties or promoting the Company; (iv) the conviction of the Management Partner of, or

EXHIBIT A

the entry of a pleading of guilty or nolo contendere by the Management Partner to, a crime involving moral turpitude or any felony, in each case, that has a material negative impact on the Company or any significant Affiliate; (v) breach by the Management Partner of the Management Partner’s fiduciary duty to the Company or the Board that has a material negative impact on the Company or any significant Affiliate; or (vi) the Management Partner’s gross negligence or willful misconduct in the performance of his duties that has a material negative impact on the Company or any significant Affiliate. In order to constitute Cause under clause (i), (ii), (iii), (v) or (vi) above, the Company must provide written notice to the Management Partner of the condition that could constitute “Cause” under such clause within sixty (60) days following the initial existence of such condition and if capable of being remedied, such condition must not have been remedied by the Management Partner within sixty (60) days following the Management Partner’s receipt of the written notice from the Company. The existence of Cause may not be determined after the Management Partner’s termination of employment other than during the fourteen (14)-day period immediately following the Management Partner’s termination of employment.

I. “Certification” has the meaning set forth in Section 3.5 of Exhibit B.

J. “Certification Date” has the meaning set forth in Section 3.5 of Exhibit B.

K. “Change in Control” means the occurrence of the first Acquisition to occur following the Grant Date, provided that: (i) for purposes of subsection (b) of the definition of an Acquisition set forth in Section 14 of the Plan, the acquisition of additional stock by the Management Partner and/or any one or more of his Affiliates, will not be considered a Change in Control, and (ii) an Acquisition will not constitute a Change in Control unless in connection with the Acquisition, if any Preferred Shares are outstanding, each holder of Preferred Shares that wishes to dispose of part or all of the holder’s Preferred Shares is entitled to dispose, in exchange for cash or Marketable Securities on a basis no less favorable than any other non-employee holder of Preferred Shares, of a percentage of Preferred Shares held by such holder that is not less than the greater of (A) the percentage equal to (x) the value of the securities of the Company and its Affiliates disposed of by the Management Partner in the Acquisition, divided by (y) the value of the securities of the Company and its Affiliates held by the Management Partner immediately prior to such disposition(s) in the Acquisition, and (B) the percentage equal to (x) the Preferred Shares disposed of by any other holder of Preferred Shares in the Acquisition, divided by (y) the Preferred Shares held by any other holder of Preferred Shares immediately prior to such disposition(s) in the Acquisition, in each case, in exchange for cash or Marketable Securities. For purposes of clause (A) of the preceding sentence, “value” shall be mutually determined in good faith by the Management Partner and the Board. If the Management Partner and the Board are unable to agree, then “value” shall be determined by an independent nationally recognized third-party valuation firm selected by the Board and reasonably acceptable to the Management Partner.

L. “CIC CEO Transition” means the occurrence of all of the following events in connection with a Change in Control: (i) the acquiring or successor corporation (or an Affiliate thereof) in a Change in Control determines that the Management Partner will not remain the Chief Executive Officer of the Company (whether constituting, without limitation, a division, business unit, subsidiary, or other portion of the larger combined entity) with substantially the same (or greater) authority, duties and responsibilities as existing prior to the Change in Control; (ii) the Management Partner no longer remains in Continued CEO Service upon the Change in Control; (iii) the Management Partner is not offered a position with the acquiring or successor corporation (or Affiliate thereof), which position has authority, duties, and responsibilities that are equal to or greater than the Management Partner’s authority, duties, and responsibilities as in effect immediately prior to the Change in Control (for example, the Chief Executive Officer of the parent entity that acquires the Company); and (iv) the Management Partner otherwise remained in Continued CEO Service through the date of the Change in Control.

EXHIBIT A

M. “CIC Certification” has the meaning set forth in Section 4.2.1 of Exhibit B.

N. “CIC Consideration” means the aggregate amount of cash and aggregate value of stock or other securities or property paid as consideration in a Change in Control. In the event that any of the consideration constitutes Highly Liquid stock, the value of a share of such stock will be determined as the closing sale price of a share of the stock on the exchange, market or trading platform on which the stock primarily is traded on the last trading day immediately prior to the date of the consummation of the Change in Control. With respect to all other consideration (other than cash or Highly Liquid stock), the Committee, reasonably and in good faith, will determine the value of the consideration.

O. “CIC Performance Requirement” has the meaning set forth in Section 4.2.1 of Exhibit B.

P. “Class B Shares” has the meaning set forth in the LPA.

Q. “Code” means the United States Internal Revenue Code of 1986, as amended.

R. “Committee” has the meaning set forth in the Plan; provided that for purposes of administering this Agreement, the Committee must consist exclusively of directors who qualify as independent and disinterested with respect to determinations concerning this Agreement at all times such determinations are made.

S. “Company” means The We Company, a Delaware corporation.

T. “Continued CEO Service” means continued status as the Chief Executive Officer of the Company. For purposes of clarity, in the event of a Change in Control or other Acquisition or Other Combination, reference to the Company for purposes of this definition will mean the Company or the successor to the Company. Further for purposes of clarity, in the event of a Change in Control, the Management Partner will be considered to be in Continued CEO Service if the Management Partner remains Chief Executive Officer of the Company or its successor or becomes the Chief Executive Officer of the combined entity following a Change in Control or other Acquisition or Other Combination, including without limitation, the Chief Executive Officer of a direct or indirect parent entity of the Company.

U. “Conversion” has the meaning set forth in the LPA.

V. “Cure Period” has the meaning set forth in Section AA of this Exhibit A.

W. “Daily Market Cap” means, as of any date of determination, the product of (i) the closing sales price of a share of Company common stock on the NYSE, Nasdaq or other Highly Liquid market or other Highly Liquid trading platform (as applicable), multiplied by (ii) the sum, without double counting, of (a) the shares of Company common stock then-outstanding, (b) Preferred Shares or any other “in-the-money” (based on the price of the Company common stock used in clause (i)) equity or debt securities then-convertible into Company common stock that are then outstanding (in each case, counted on the “treasury” method basis, as applicable), (c) any “in-the-money” (based on the price of the Company common stock used in clause (i)) common share equivalents then-outstanding counted on the “treasury” method basis, as applicable (including with respect to Partnership Units not held, directly or indirectly, by the Company), and (d) any shares of Company common stock issuable assuming (x) the Conversion of any Profits Interests into Partnership Class B Common Units and (y) the Redemption of all Partnership Class B Common Units (after giving effect to the foregoing clause (x)) in exchange for Class B Shares; provided that for purposes of this definition, any Non-eligible Class PI Unit shall not be treated as outstanding or otherwise taken into account.

EXHIBIT A

X. “Eligible Portion” has the meaning set forth in Section 3.6.1 of Exhibit B.

Y. “Eligible Class PI Unit” means a Class PI Unit subject to a Tranche that becomes eligible to vest based on satisfying the applicable Performance Goal.

Z. “Expiration Date” means March 29, 2029.

AA. A termination for “Good Reason” means the Management Partner terminates the Management Partner’s employment with the Company within thirty (30) days following the end of the Company’s Cure Period (as defined below) as a result of the occurrence of any of the following without the Management Partner’s written consent: (i) a material diminution in the Management Partner’s title, authority, duties or responsibilities as in effect on the Grant Date; (ii) a material change in the Management Partner’s principal work location, it being understood that any geographical change in the Management Partner’s principal work location that is less than fifty (50) miles from the Management Partner’s principal work location on the Grant Date will not constitute Good Reason; or (iii) a material breach by the Company of (a) the terms of this Agreement or (b) the terms of that certain Restricted Stock Purchase Agreement with respect to 9,438,483 shares of Class B common stock of the Company dated as of April 11, 2019. In addition, in order to constitute Good Reason, (1) the Management Partner must provide written notice to the Board of the condition that could constitute a “Good Reason” event within sixty (60) days following the date the Management Partner became aware or should have become aware of such condition and (2) such condition must not have been remedied by the Company within sixty (60) days (the “Cure Period”) following the Board’s receipt of the written notice from Management Partner.

BB. “Family Transfer” means a transfer pursuant to a bona fide gift to an individual constituting “immediate family” as that term is defined 17 C.F.R. 240.16a-1(c) or to a trust for the benefit of the Management Partner and/or member(s) of the Management Partner’s immediate family.

CC. “Highly Liquid” means, as of any date of determination, with respect to the shares of stock of any company, that the company’s shares either (A) are listed on the NYSE or Nasdaq, or (B) have an average trading volume that exceeds one percent (1%) of the outstanding shares of stock of the company over a period of thirty (30) consecutive trading days on the applicable market or trading platform on which the shares primarily are traded.

DD. “Implied Market Value” means, as of the PSE Date with respect to any Preferred Shareholder Event, the product of (i) the quotient equal to (a) the total amount of any cash plus the value of any Marketable Securities that are paid for the Preferred Shares sold in such Preferred Shareholder Event, divided by (b) the total number of Preferred Shares sold in such Preferred Shareholder Event, multiplied by (ii) the sum, without double counting, of (a) the shares of Company common stock then-outstanding, (b) Preferred Shares or any other “in-the-money” (based on the price implied by clause (i)) equity or debt securities then-convertible into shares of Company common stock that are then-outstanding (in each case, counted on the “treasury” method basis, as applicable), (c) any “in-the-money” (based on the price implied by clause (i)) common share equivalents then-outstanding counted on the “treasury” method basis, as applicable (including with respect to Partnership Units not held, directly or indirectly, by the Company), and (d) any shares of Company common stock issuable assuming (x) the Conversion of any Profits Interests into Partnership Class B Common Units and (y) the Redemption of all Partnership Class B Common Units (after giving effect to the foregoing clause (x)) in exchange for Class B Shares; provided that for purposes of this definition, any Non-eligible Class PI Unit shall not be treated as outstanding or otherwise taken into account.

EXHIBIT A

EE. “IPO” has the meaning assigned to it in the LPA.

FF. “Market Cap Tranche” has the meaning set forth in Section 3.3.2 of Exhibit B.

GG. “Marketable Securities” means shares of stock of a company that are either (i) listed on the NYSE or Nasdaq, or (ii) Highly Liquid.

HH. “Nasdaq” means The Nasdaq Stock Exchange, including the Nasdaq Global Select Market, Nasdaq Global Market, and Nasdaq Capital Markets.

II. “Non-eligible Class PI Unit” means any Class PI Unit subject to a Tranche that is not an Eligible Class PI Unit.

JJ. “NYSE” means the New York Stock Exchange.

KK. “Ongoing Performance Portion” has the meaning set forth in Section 4.2.2 of Exhibit B.

LL. “Other Combination” has the meaning set forth in the Plan.

MM. “Partnership Class B Common Units” has the meaning set forth in the LPA.

NN. “Performance Goals” has the meaning set forth in the Section of Exhibit B titled Vesting Schedule.

OO. “Performance Period” has the meaning set forth in Section 3.1 of Exhibit B.

PP. “Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

QQ. “Plan” means the WeWork Companies Inc. 2015 Equity Incentive Plan, as assumed by the Company, as in effect on the date hereof.

RR. “Pre-expiration Date” means February 28, 2029.

SS. “Preferred Share” means a share of preferred stock of the Company.

TT. “Preferred Shareholder Event” means the final closing of a transaction or series of related transactions (a “Transaction”) pursuant to which one or more holders of Preferred Shares sells to any Person (or Persons acting as a group) the Preferred Shares held thereby, provided that: (i) the aggregate number of Preferred Shares sold in the Transaction represents five percent (5%) or more of the total number of Preferred Shares that are outstanding as of the date of final closing of the Transaction; (ii) for purposes of determining the aggregate number of Preferred Shares sold under the foregoing clause (i), any direct or indirect sale of Preferred Shares by the holder thereof to any Affiliate of that holder will be disregarded (an “Affiliated Sale”); (iii) the Person (or Persons acting as a group) purchasing the Preferred Shares must have extended the offer to purchase the Preferred Shares on an equal basis to all or substantially all holders of Preferred Shares (other than any holder of Preferred Shares that is purchasing Preferred Shares in the Transaction); and (iv) the completion of the sale of the Preferred Shares occurs: (a) during the Performance Period, (b) before the IPO, (c) before a Change in Control and (d) while the Management Partner remains in Continued CEO Service or in connection with a Qualifying Termination

EXHIBIT A

in accordance with Sections 5.1.2.3 and 5.2.2.3 of Exhibit B. For purposes of clarity, and not by way of limitation, an Affiliated Sale will be deemed to occur if a holder of Preferred Shares (“Affiliated Seller”) sells Preferred Shares in a Transaction to an unrelated third party but an Affiliate of the Affiliated Seller purchases Preferred Shares in the same Transaction from an unrelated third party, provided that the number of Preferred Shares constituting the Affiliated Sale will include only that number of Preferred Shares sold by an Affiliated Seller that can be matched on a share-for-share basis with the number of Preferred Shares purchased by the Affiliate of the Affiliated Seller in the same Transaction. A repurchase of Preferred Shares by the Company may constitute a Preferred Shareholder Event if the repurchase otherwise meets the requirements above and the repurchase is approved in advance by the Board.

UU. “Profits Interest” has the meaning set forth in the LPA.

VV. “PSE Date” means the date of completion of a Preferred Shareholder Event.

WW. “PSE Percentage” means the percentage of Preferred Shares sold in a Preferred Shareholder Event, determined as the quotient equal to (i) the total number of outstanding Preferred Shares sold in the Preferred Shareholder Event, divided by (ii) the total number of outstanding Preferred Shares as of immediately prior to the Preferred Shareholder Event. For the avoidance of doubt, any Affiliated Sales will be excluded from the number of Preferred Shares sold in the Preferred Shareholder Event under the foregoing clause (i).

XX. “Public Market Value” means, as of any date of determination, the average of the Company’s Daily Market Cap for each trading day occurring in a period of sixty (60), consecutive, trading days ending with, and inclusive of, the date of determination.

YY. “Qualifying Termination” means the termination of the Management Partner’s employment with the Company (a) by the Company without Cause or due to Management Partner’s death or Disability (as defined in the Plan), or (b) by the Management Partner for Good Reason.

ZZ. “Qualifying Termination Date” has the meaning set forth in Section 5.1 of Exhibit B.

AAA. “Redemption” has the meaning set forth in the LPA.

BBB. “Standard Performance Requirement” has the meaning set forth in Section 3.2 of Exhibit B.

CCC. “Tax Obligations” means any and all federal, state, provincial, local and non-U.S. taxes.

DDD. “Tendered Unit Acquisition” has the meaning set forth in the LPA.

EEE. “Total Tranche Class PI Units” has the meaning set forth in Section 1 of Exhibit B.

FFF. “Tranches” has the meaning set forth in Section 1 of Exhibit B.

GGG. “Tranche A” has the meaning set forth in Section 1 of Exhibit B.

HHH. “Tranche B” has the meaning set forth in Section 1 of Exhibit B.

III. “Tranche C” has the meaning set forth in Section 1 of Exhibit B.

JJJ. “Tranche D” has the meaning set forth in Section 1 of Exhibit B.

EXHIBIT A

KKK. “Transaction” has the meaning set forth in Section TT of this Exhibit A.

LLL. “Transfer” has the meaning set forth in the LPA.

MMM. “Trust Transfer” means an instrument to a testamentary trust in which the equity award is to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust.

NNN. “Vesting Start Date” has the meaning set forth in Section 3.6.1 of Exhibit B.

EXHIBIT B

Provisions Regarding Vesting and Forfeiture

Vesting Schedule: The number of Class PI Units subject to the Award in which the Management Partner may vest will depend upon the Management Partner’s Continued CEO Service through specified dates as well as the achievement of specified performance criteria (“Performance Goals”), as set forth in further detail below.

1. TRANCHES. The Award is divided into four (4) vesting tranches (“Tranches”), named as Tranches A through D as set forth in the following table in this Section 1, with each Tranche representing a portion of the Award covering that number of Class PI Units set forth next to the applicable Tranche in the following table (with respect to each Tranche, the “Total Tranche Class PI Units”):

Tranche	Number of Class PI Units Subject to the Applicable Tranche Under the Award (Total Tranche Class PI Units)
Tranche A	9,438,481
Tranche B	7,078,861
Tranche C	7,078,861
Tranche D	9,438,481
Maximum Number of Class PIUnits Eligible to Vest	33,034,684

2. MAXIMUM NUMBER OF CLASS PI UNITS THAT MAY VEST. Subject to any adjustments pursuant to the LPA, the maximum number of Class PI Units subject to the Award that may vest is equal to the Maximum Number of Class PI Units subject to the Award as set forth above in this Exhibit B.

3. VESTING REQUIREMENTS. The vesting of the Tranches will be subject to both the achievement of specified Performance Goals and the Management Partner’s Continued CEO Service over a specified schedule, as described in this Section 3, subject to Section 4 in connection with a Change in Control and Section 5 in connection with a Qualifying Termination.

3.1. Performance Period. The period during which the Performance Goals applicable to the Tranches may be achieved begins on the Grant Date and ends on the Expiration Date, subject to earlier termination as set forth in this Exhibit B (the “Performance Period”). If the Management Partner’s Continued CEO Service terminates prior to the Expiration Date, then except to the extent provided in Sections 3, 4 and 5, the Performance Period will terminate as of the date of termination of Continued CEO Service and no Class PI Units subject to the Award may vest based on any achievement of Performance Goals that occurs after the date that the Continued CEO Service terminates. Notwithstanding any contrary provision in this Agreement and, for purposes of clarity, Class PI Units subject to the Award (or portion thereof) may become eligible to vest, and vest, only while the Award (or the applicable portion thereof) remains outstanding.

EXHIBIT B

3.2. Standard Performance Goals. If, during the Performance Period, the Company achieves the Performance Goal set forth opposite the applicable Tranche in the following table in this Section 3.2, then one hundred percent (100%) of the Non-eligible Class PI Units subject to that Tranche will become Eligible Class PI Units (the “Standard Performance Requirement”):

Tranche	Performance Goal
Tranche A	The Company’s IPO or Change in Control
Tranche B	Public Market Value equal to at least $50 billion
Tranche C	Public Market Value equal to at least $72 billion
Tranche D	Public Market Value equal to at least $90 billion

3.3. Preferred Shareholder Events. Notwithstanding the Standard Performance Requirement, if a Preferred Shareholder Event occurs during the Performance Period, then certain of the Non-eligible Class PI Units subject to the Tranches may become Eligible Class PI Units, as follows.

3.3.1. Tranche A. A number of Class PI Units subject to Tranche A equal to the lesser of (a) the product of (x) the PSE Percentage applicable to that Preferred Shareholder Event, multiplied by (y) the number of Total Tranche Class PI Units subject to Tranche A (with any fractional Class PI Units resulting from such product rounded to the nearest whole Class PI Unit), and (b) the number of Total Tranche Class PI Units subject to Tranche A that are then Non-eligible Class PI Units, will become Eligible Class PI Units and commence vesting based on the additional Continued CEO Service-based vesting requirements for Tranche A set forth in Section 3.6 below.

3.3.2. Market Cap Tranches. With respect to each of Tranches B, C and D (each, a “Market Cap Tranche”), if the Performance Goal set forth opposite the applicable Tranche in the following table in this Section 3.3.2 is achieved as of the PSE Date, then a number of Class PI Units subject to the Market Cap Tranche, equal to the lesser of (a) the product of (x) the PSE Percentage applicable to that Preferred Shareholder Event, multiplied by (y) the number of Total Tranche Class PI Units subject to the Market Cap Tranche (with any fractional Class PI Units resulting from such product rounded to the nearest whole Class PI Unit), and (b) the number of Class PI Units subject to the Market Cap Tranche that are then Non-eligible Class PI Units, will become Eligible Class PI Units and commence vesting based on the additional Continued CEO Service-based vesting requirements for the applicable Market Cap Tranche set forth in Section 3.6 below:

Market Cap Tranche	Performance Goal
Tranche B	Implied Market Value of at least $50 billion
Market Cap Tranche	Performance Goal
Tranche C	Implied Market Value of at least $72 billion
Tranche D	Implied Market Value of at least $90 billion

EXHIBIT B

3.3.2.1. PSE Percentage Example. For purposes of clarity and illustration, this Section 3.3.2.1 provides a simplified example with respect to certain vesting aspects of the Market Cap Tranches in connection with a Preferred Shareholder Event. Assume that holders of Preferred Shares sell Preferred Shares in a Transaction and the number of Preferred Shares sold therein represents twenty-five percent (25%) of the total outstanding number of Preferred Shares as of the PSE Date. Assume also that no portion of the Transaction constitutes an Affiliated Sale. The Transaction constitutes a Preferred Shareholder Event and the PSE Percentage is twenty-five percent (25%). Assume, further, that the Implied Market Value on the PSE Date is determined to be $75 billion and that none of the Class PI Units subject to the Market Cap Tranches have yet become Eligible Class PI Units. In this example, twenty-five percent (25%) of the Class PI Units subject to Tranches B and C, and none of the Class PI Units subject to Tranche D, will become Eligible Class PI Units in connection with this Preferred Shareholder Event. The Eligible Class PI Units will commence vesting based on the additional Continued CEO Service-based vesting requirements set forth in Section 3.6 below, and the Vesting Start Date (as defined in Section 3.6.1) for the Eligible Class PI Units subject to Tranches C and D will be the PSE Date. Separately, assuming the same facts as the example set forth in this Section 3.3.2.1 and pursuant to Section 3.3.1, twenty-five percent (25%) of the Eligible Class PI Units subject to Tranche A will commence vesting based on the additional Continued CEO Service-based vesting requirements.

3.3.3. Continued Vesting Eligibility. For the avoidance of doubt, following a Preferred Shareholder Event, to the extent provided by, and in accordance with the terms of, this Agreement, the remaining Non-eligible Class PI Units subject to Tranches A, B, C and D shall remain outstanding and may become Eligible Class PI Units based on achievement of a Performance Goal and/or satisfaction of the Continued CEO Service-based vesting requirement, including in connection with a subsequent Preferred Shareholder Event.

3.4. Maximum Number of Eligible Class PI Units. For the avoidance of doubt, in no event will more than one hundred percent (100%) of the Total Tranche Class PI Units subject to a Tranche become Eligible Class PI Units.

3.5. Certification of Performance Goal Achievement. The Committee periodically will reasonably determine in good faith and certify in writing (a “Certification”), whether any Performance Goal has been achieved under the Award, and the applicable Achievement Date. The date of any such certification is a “Certification Date.” The Management Partner also may, from time to time, make reasonable requests that the Committee assess any Performance Goal achievement, and the Committee will comply with all such reasonable requests within a reasonable timeframe. Without limiting the foregoing, the Committee will complete a Certification within the thirty (30) calendar day period ending with the Pre-expiration Date, provided that at such time, Class PI Units subject to the Award remain outstanding but have not yet become Eligible Class PI Units.

EXHIBIT B

3.6. Continued CEO Service Vesting Requirements. Subject to Sections 4 and 5, upon any Class PI Units subject to a portion of a Tranche becoming Eligible Class PI Units, those Eligible Class PI Units will be scheduled to vest based on additional requirements relating to the Management Partner’s Continued CEO Service, as set forth in this Section 3.6.

3.6.1. Standard Vesting Schedule. The vesting commencement date for any Class PI Units subject to a Tranche that become Eligible Class PI Units will be the Achievement Date for those Eligible Class PI Units (the “Vesting Start Date”). Different portions of a Tranche may have different Vesting Start Dates depending on when the Achievement Date applicable to the Eligible Class PI Units subject to that portion occurs. Each portion of a Tranche covering Eligible Class PI Units that are subject to the same Vesting Start Date is referred to herein as an “Eligible Portion.” Subject to the Management Partner’s Continued CEO Service through the applicable vesting date, Eligible Class PI Units will be scheduled to vest as set forth in the following table in this Section 3.6.1:

Tranche	Continued CEO Service Vesting Schedule
Tranche A	One sixtieth (1/60th) of the Eligible Class PI Units subject to an Eligible Portion under Tranche A will be scheduled to vest on a monthly basis in each month following the applicable Vesting Start Date, on the same day of the month as the applicable Vesting Start Date (or, if there is no corresponding day within a particular month, then on the last day of that month).

Tranche B	One thirty-sixth (1/36th) of the Eligible Class PI Units subject to an Eligible Portion under Tranche B will be scheduled to vest on a monthly basis in each month following the applicable Vesting Start Date, on the same day of the month as the Vesting Start Date (or, if there is no corresponding day within a particular month, then on the last day of that month).

Tranche C	One twenty-fourth (1/24th) of the Eligible Class PI Units subject to an Eligible Portion under Tranche C will be scheduled to vest on a monthly basis in each month following the applicable Vesting Start Date, on the same day of the month as the applicable Vesting Start Date (or, if there is no corresponding day within a particular month, then on the last day of that month).

Tranche D	One twenty-fourth (1/24th) of the Eligible Class PI Units subject to an Eligible Portion under Tranche D will be scheduled to vest on a monthly basis in each month following the applicable Vesting Start Date, on the same day of the month as the applicable Vesting Start Date (or, if there is no corresponding day within a particular month, then on the last day of that month).

EXHIBIT B

3.6.2. Vesting in Coordination with Certification Date. No Class PI Units subject to the Award will become Eligible Class PI Units unless and until the Committee completes a Certification with respect to achievement of the applicable Performance Goal. If the Certification Date on which the Committee certifies that a Performance Goal has been achieved occurs after its Achievement Date, then (a) the conversion of Non-eligible Class PI Units into Eligible Class PI Units for such Performance Goal achievement will occur on the Certification Date, and (b) any Eligible Class PI Units that otherwise would have vested between the Achievement Date and before the Certification Date based on the applicable Continued CEO Service-based vesting schedule, will vest on the Certification Date. For purposes of clarity, any Class PI Units subject to the Tranche that otherwise would vest on the Certification Date pursuant to clause (b) of the immediately preceding sentence actually will vest on the Certification Date provided that the Management Partner remains in Continued CEO Service through the scheduled vesting date under the applicable Continued CEO Service-based vesting schedule, but not through the Certification Date. Further, for purposes of clarity, upon termination of the Management Partner’s Continued CEO Service, the Committee will complete a Certification within thirty (30) days following the date of Continued CEO Service termination, solely for purposes of determining whether any Performance Goals were achieved on or before the date of Continued CEO Service termination, and any Non-eligible Class PI Units that convert to Eligible Class PI Units that otherwise would have vested on or before the date of Continued CEO Service termination will vest on the Certification Date if the applicable Performance Goal was achieved, subject to Sections 4 and 5.

3.6.3. Earlier Vesting. Notwithstanding the Continued CEO Service-based vesting schedule set forth in Section 3.6.1, if both (a) any Class PI Units subject to the Award become Eligible Class PI Units on or before the Pre-expiration Date, and (b) those Eligible Class PI Units otherwise would be scheduled to vest based on Continued CEO Service after the Pre-expiration Date, then those Eligible Class PI Units instead will vest on the Pre-expiration Date, subject to the Management Partner’s Continued CEO Service through the Pre-expiration Date. Any Class PI Units subject to the Award that become Eligible Class PI Units on a Certification Date that occurs after the Pre-expiration Date, will vest in full as of that Certification Date, subject to the Management Partner’s Continued CEO Service through the applicable Achievement Date.

4. CHANGE IN CONTROL TREATMENT. For the avoidance of doubt and notwithstanding Section 11 of the Plan, (a) Sections 11.1(d), (e) and (f) of the Plan will not apply to the Award, and (b) Sections 11.1(a), (b) and (c) of the Plan will apply to the Award in the same manner as provided for Plan-based equity awards in the event of either (x) an Acquisition that is not a Change in Control or (y) an Other Combination. With respect to clause (b) of the preceding sentence, the Committee, following good faith consultation with the Management Partner, shall have full discretionary power and authority to adjust or modify the Award, including without limitation with respect to the Performance Goals, provided that any such adjustment or modification shall be intended to preserve the material economic benefit of the Award and be consistent with the expected effect of the Acquisition that is not a Change in Control or Other Combination.

4.1. Change in Control Treatment of Tranche A. In the event of a Change in Control and provided that either (x) the Management Partner remains in Continued CEO Service through the date of the Change in Control or (y) the Management Partner has a Qualifying Termination during the period specified in Section 5.1.2.1, Tranche A will be treated as follows.

EXHIBIT B

4.1.1. Assumption or Substitution. The acquiring or successor corporation (or an Affiliate thereof) may Assume or Substitute for Tranche A of the Award, which will remain eligible to vest based on the Management Partner’s Continued CEO Service, for the avoidance of doubt, as the Chief Executive Officer of the Company (whether constituting, without limitation, a division, business unit, subsidiary or other portion of the larger combined entity) following the Change in Control.

4.1.2. CIC CEO Transition. In the event of a CIC CEO Transition, one hundred percent (100%) of the Class PI Units subject to Tranche A that are unvested as of the date of the Change in Control will accelerate vesting as of immediately prior to the Change in Control.

4.1.3. Termination Upon Change in Control. If any portion of Tranche A is not Assumed or Substituted in a Change in Control by the acquiring or succeeding corporation (or an Affiliate thereof), then one hundred percent (100%) of the Class PI Units subject to the portion of Tranche A that is not Assumed or Substituted for will accelerate vesting in full.

4.2. Change in Control Treatment of the Market Cap Tranches. In the event of a Change in Control and either (x) the Management Partner remains in Continued CEO Service through the date of the Change in Control or (y) the Management Partner has a Qualifying Termination that occurs during the period and under the circumstances specified in Section 5.2.2.1, the Market Cap Tranches will be treated as follows.

4.2.1. CIC Certification. Prior to the consummation of the Change in Control, the Committee will make a determination reasonably and in good faith regarding performance achievement, and complete a final Certification, in connection with the Change in Control (the “CIC Certification”). For purposes of the CIC Certification, if the Performance Goal set forth opposite the applicable Market Cap Tranche in the following table in this Section 4.2.1 is achieved (the “CIC Performance Requirement”), then one hundred percent (100%) of the then-unvested Class PI Units subject to that Market Cap Tranche will vest as of immediately prior to the Change in Control, subject to the Management Partner’s Continued CEO Service through the date of the Change in Control:

Market Cap Tranche	Performance Goal
Tranche B	CIC Consideration of at least $50 billion
Tranche C	CIC Consideration of at least $72 billion
Tranche D	CIC Consideration of at least $90 billion

For the avoidance of doubt, for purposes of the CIC Certification, the Performance Goals under the Standard Performance Requirement will be disregarded and performance achievement with respect to a CIC Certification will be based only on the Performance Goals set forth in this Section 4.2.1.

EXHIBIT B

4.2.2. Non-Eligible Class PI Units. If any portion of the Market Cap Tranches otherwise would cover Non-eligible Class PI Units as of the date of the Change in Control (an “Ongoing Performance Portion”), then the following terms will apply to the Ongoing Performance Portion:

4.2.2.1. Shortened Performance Period. The Performance Period for the Ongoing Performance Portion will be shortened to a date that is both (a) no earlier than ten (10) business days prior to the consummation of the Change in Control and (b) no later than the date immediately prior to the consummation of the Change in Control.

4.2.2.2. Forfeiture of Unachieved Portion. To the extent that any Class PI Units subject to an Ongoing Performance Portion fail to vest or fail to become Eligible Class PI Units prior to or in connection with the Change in Control, those Class PI Units will be forfeited automatically and the Management Partner will have no further rights with respect to those Class PI Units or the Ongoing Performance Portion covering those Class PI Units. Forfeiture will occur on the earliest date on which it is known that the applicable Class PI Units no longer can vest.

4.2.3. Achieved Portions. In connection with the Change in Control, the acquiring or successor corporation (or an Affiliate thereof) may Assume or Substitute a substantially equivalent award for portions of the Market Cap Tranches that are vested or constitute Eligible Portions, in each case, as of immediately prior to the Change in Control (collectively, the “Achieved Portions”).

4.2.4. Termination Upon Change in Control. If any then-outstanding Eligible Portion is not Assumed or a Substituted in a Change in Control by the acquiring or succeeding corporation (or an Affiliate thereof), then one hundred percent (100%) of the Class PI Units subject to the Eligible Portion that is not Assumed or Substituted for will accelerate vesting in full.

5. QUALIFYING TERMINATION. In the event of a Qualifying Termination, the following treatment of the Award will apply.

5.1. Vesting Acceleration of Tranche A. The following vesting provisions in this Section 5.1 will apply to Tranche A in connection with a Qualifying Termination.

5.1.1. Eligible Portion. One hundred percent (100%) of any Eligible Class PI Units subject to Tranche A that are unvested as of the date of the Qualifying Termination (the “Qualifying Termination Date”) will accelerate vesting as of the Qualifying Termination Date. For purposes of clarity, in the event that the Achievement Date with respect to any Class PI Units subject to Tranche A occurs on or before the Qualifying Termination Date but the Certification Date occurs after the Qualifying Termination Date, those Class PI Units will be deemed Eligible Class PI Units for purposes of this Section 5.1.1 and will accelerate vesting as of the Certification Date.

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5.1.2. Post-termination Performance Goal Achievement. Additional Class PI Units subject to Tranche A may vest in accordance with this Section 5.1.2, provided that for purposes of clarity, the maximum number of Class PI Units subject to Tranche A that may vest is equal to the Total Tranche Class PI Units for Tranche A.

5.1.2.1. Change in Control. If the Qualifying Termination Date occurs after the date that is three (3) months prior to the date that a binding, written agreement is entered into by the Company that would result in a Change in Control, such agreement is not terminated other than upon consummation of the transactions constituting a Change in Control contemplated thereunder, and such Change in Control actually occurs, then one hundred percent (100%) of the Class PI Units subject to Tranche A that are unvested as of the Qualifying Termination Date, will accelerate vesting as of immediately prior to the Change in Control and, for purposes of clarity, will be treated as an Achieved Portion for purposes of Section 4.2.3 above.

5.1.2.2. IPO. If the Qualifying Termination Date occurs after the date that is three (3) months prior to the date that the initial Form S-1 (or similar applicable registration statement) is filed by the Company, such filing is not withdrawn, and the effectiveness of such filing actually results in an IPO, then one hundred percent (100%) of the Class PI Units subject to Tranche A that are unvested as of the Qualifying Termination Date will accelerate vesting as of the date of the IPO (or, if later, its Certification Date).

5.1.2.3. Preferred Shareholder Event. If the Qualifying Termination Date occurs after the date that is three (3) months prior to the date that a binding, written agreement is executed that would result in a Preferred Shareholder Event, such agreement is not terminated other than upon consummation of the transactions constituting a Preferred Shareholder Event contemplated thereunder, and such Preferred Shareholder Event actually occurs, then a portion of Tranche A equal to the lesser of: (a) the product of (x) the PSE Percentage applicable to that Preferred Shareholder Event, multiplied by (y) the number of Total Tranche Class PI Units subject to Tranche A (with any fractional Class PI Units resulting from such product rounded to the nearest whole Class PI Unit), or (b) the number of Total Tranche Class PI Units subject to Tranche A that are unvested as of the Qualifying Termination Date, will accelerate vesting as of the PSE Date (or, if later, its Certification Date). For purposes of clarity, except as set forth in this Section 5.1.2.3, no portion of Tranche A will vest as a result of a Preferred Shareholder Event that occurs after the date of Continued CEO Service termination.

5.1.2.4. Reserved.

5.1.2.5. Forfeiture. For purposes of clarity, upon a Qualifying Termination prior to the Expiration Date, (a) any then-unvested portions of Tranche A will remain outstanding and unvested following the Qualifying Termination solely for purposes of determining, and only to the extent necessary to determine, whether Tranche A would be subject to the accelerated vesting under this Section 5.1, and (b) with respect to the portion of Tranche A described in the preceding clause (a), the Performance Period relating thereto will be deemed extended (but in no event later than the Expiration Date) solely for purposes of determining, and only to the extent necessary to determine, whether the Performance Goals set forth in this Section 5.1.2 are achieved. Any portion of Tranche A that remains

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outstanding as described in the immediately preceding sentence and that has not vested in accordance with this Section 5.1, will be forfeited, and the Performance Period will be terminated, automatically as of the earliest date that it is known that the portion cannot vest pursuant to this Section 5.1, and the Management Partner will have no rights thereafter to such portion of Tranche A or the Class PI Units subject thereto.

5.2. Vesting Acceleration of the Market Cap Tranches. The following vesting provisions will apply to the Market Cap Tranches in connection with a Qualifying Termination.

5.2.1. Eligible Portion. One hundred percent (100%) of any Eligible Class PI Units subject to the Market Cap Tranches that are unvested as of the Qualifying Termination Date will accelerate vesting as of the Qualifying Termination Date. For purposes of clarity, in the event that the Achievement Date with respect to any Class PI Units subject to a Market Cap Tranche occurs on or before the Qualifying Termination Date but the Certification Date occurs after the Qualifying Termination Date, those Class PI Units will be deemed Eligible Class PI Units for purposes of this Section 5.2.1 and will accelerate vesting as of the Certification Date.

5.2.2. Post-termination Performance Goal Achievement. Additional Class PI Units subject to the Market Cap Tranches may vest in accordance with this Section 5.2.2, provided that for purposes of clarity, the maximum number of Class PI Units subject to a Market Cap Tranche that may vest is equal to the Total Tranche Class PI Units applicable to that Market Cap Tranche.

5.2.2.1. Change in Control. If both (a) the Qualifying Termination Date occurs after the date that is three (3) months prior to the date that a binding, written agreement is entered into by the Company that would result in a Change in Control, such agreement is not terminated other than upon consummation of the transactions constituting a Change in Control contemplated thereunder, and such Change in Control actually occurs, and (b) the CIC Performance Requirement applicable to the Market Cap Tranche is achieved in connection with that Change in Control, then one hundred percent (100%) of the unvested Class PI Units subject to the Market Cap Tranche as of the Qualifying Termination Date will accelerate vesting as of immediately prior to the Change in Control and, for purposes of clarity, will be treated as an Achieved Portion for purposes of Section 4.2.3 above.

5.2.2.2. Standard Performance Requirement. If the Qualifying Termination Date occurs after the date that is six (6) months prior to the Achievement Date of the Standard Performance Requirement applicable to the Market Cap Tranches, then as of the Certification Date applicable to that Achievement Date, one hundred percent (100%) of the unvested portion of the Market Cap Tranche to which the Achievement Date applies will accelerate vesting as of the Certification Date.

5.2.2.3. Preferred Shareholder Event. If both (a) the Qualifying Termination occurs after the date that is three (3) months prior to the date that a binding, written agreement is executed that would result in a Preferred Shareholder Event, such agreement is not terminated other than upon consummation of the transactions constituting a

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Preferred Shareholder Event contemplated thereunder, and such Preferred Shareholder Event actually occurs, and (b) the Implied Market Value Performance Goal applicable to the Market Cap Tranche as set forth in Section 3.3.2 is achieved in that Preferred Shareholder Event, then a portion of the Market Cap Tranche for which the Implied Market Value Performance Goal was achieved will accelerate vesting as of the date of the Preferred Shareholder Event (or if later, its Certification Date). The portion of the Market Cap Tranche that accelerates vesting pursuant to the immediately preceding sentence will be determined as the lesser of: (i) the product of (x) the PSE Percentage applicable to the Preferred Shareholder Event, multiplied by (y) the number of Total Tranche Class PI Units subject to the Market Cap Tranche (with any fractional Class PI Units resulting from such product rounded to the nearest whole Class PI Unit), or (ii) the portion of the Market Cap Tranche that remains unvested. For purposes of clarity, except as set forth in this Section 5.2.2.3, no portion of a Market Cap Tranche will vest as a result of a Preferred Shareholder Event that occurs after the date of Continued CEO Service termination.

5.2.2.4. Reserved.

5.2.2.5. Forfeiture. For the avoidance of doubt, upon a Qualifying Termination, (a) any then-unvested portions of the Market Cap Tranches will remain outstanding and unvested following the Qualifying Termination (but in no event later than the Expiration Date) solely for purposes of determining, and only to the extent necessary to determine, whether the Market Cap Tranches would be subject to the accelerated vesting under this Section 5.2, and (b) with respect to the portion of the Market Cap Tranches described in the preceding clause (a), the Performance Period relating thereto will be deemed extended (but in no event later than the Expiration Date) solely for purposes of determining, and only to the extent necessary to determine, whether the Performance Goals set forth in this Section 5.2.2 are achieved. Any portion of the Market Cap Tranches that remains outstanding as described in the immediately preceding sentence and that has not vested in accordance with this Section 5.2 will be forfeited, and the Performance Period will be terminated, automatically as of the earliest date that it is known that the portion cannot vest pursuant to this Section 5.2, and the Management Partner will have no rights thereafter to such portion of the Market Cap Tranche or the Class PI Units subject thereto.

6. GOLDEN PARACHUTE PAYMENTS.

6.1. Best Results. If any payment or benefit that the Management Partner would receive from the Company or any other Person whether in connection with this Award or otherwise (the “Payments”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payments will be either (x) delivered in full, or (y) delivered as to such lesser extent that would result in no portion of the Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, local and non-U.S. income taxes and the Excise Tax, results in the Management Partner’s receipt, on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some of the Payments may be subject to the Excise Tax. If a reduction in Payments is made in accordance with the immediately preceding sentence, the reduction will occur, with respect to the Payments considered parachute payments within the meaning of Code Section 280G, in the following order: (i) reduction of any cash payments in reverse

EXHIBIT B

chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first cash payment to be reduced); (ii) cancellation of any equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the awards (that is, the most recently granted equity awards will be cancelled first); (iii) reduction of any accelerated vesting of equity awards in the reverse order of date of grant of the awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (iv) reduction of any employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first benefit to be reduced). In no event will the Management Partner have any discretion with respect to the ordering of Payment reductions. The Management Partner will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Agreement, and the Management Partner will not be reimbursed, indemnified, or held harmless by the Company or any of its parent, subsidiaries or Affiliates for any of those payments of personal tax liability.

6.2. Determination of Excise Tax Liability. Unless the Company and the Management Partner otherwise agree in writing, any determinations required under this Section 6 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Company, which selection will be subject to the agreement of the Management Partner (which agreement will not be unreasonably withheld or delayed). The determinations of the Firm will be conclusive and binding upon the Management Partner and the Company for all purposes absent manifest error. For purposes of making the calculations required by this Section 6, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Further, the Firm shall take into account in its reasonable good faith professional judgment any positions to mitigate any excise taxes payable under Section 4999 of the Code, such as the value of any reasonable compensation for services to be rendered by the Management Partner before or after the event triggering the Excise Tax, including any amounts payable to the Management Partner following the Management Partner’s termination of employment hereunder with respect to any non-competition provisions that may apply to the Management Partner, and the Company shall cooperate in the valuation of any such services, including any non-competition provisions. The Company and the Management Partner will furnish to the Firm such information and documents as the Firm reasonably may request in order to make determinations under this Section 6. The Company will bear the costs and make all payments for the Firm’s services in connection with any calculations contemplated by this Section 6. Subject to the Company’s good faith compliance with its obligations under this Section 6, the Company will have no liability to the Management Partner for the determinations of the Firm.

6.3. Stockholder Vote. In the event that both (a) any Payments otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) the Payments would be considered an “exempt payment” within the meaning of Section 280G(b)(5) of the Code (“Exempt Payment”) if the shareholder approval requirements under Section 280G(b)(5)(B) of the Code and Treasury Regulation Section 1.280G-1 Q/A-7 (such vote by shareholders, the “280G Vote”) were satisfied, then, at the election of the Management Partner and subject to the Management Partner’s compliance with this Section 6.3, the Company

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will submit the 280G Waived Payments to the Company’s stockholders for a 280G Vote. The “280G Waived Payments” are those Payments under the Award or otherwise that are subject to the 280G Vote, provided that, prior to the Company’s solicitation of approval by the Company’s stockholders in the 280G Vote, the Management Partner has agreed to waive the Management Partner’s right to receive or retain (as applicable) those Payments in the event that approval by the Company’s stockholders necessary to deem the Payments as Exempt Payments is not obtained in the 280G Vote. If the Management Partner elects to have the Company submit the 280G Waived Payments to a 280G Vote, then the Management Partner agrees to reasonably cooperate with the Company in the solicitation of the 280G Vote and the timely execution of the Management Partner’s waiver of any Payments in order for the Payments to properly constitute 280G Waived Payments in compliance with the applicable shareholder approval requirements under Section 280G(b)(5)(B) of the Code and Treasury Regulation Section 1.280G-1 Q/A-7. Any reduction in Payments required as a result of the 280G Vote will be completed in the order provided in Section 6.1.

EXHIBIT C

SECTION 83(b) ELECTION FORM

The undersigned was granted Class PI Units (as defined below) of The We Company Management Holdings L.P. (the “Partnership”) and Class C Common Stock of The We Company on July 16, 2019 (the “Grant Date”). The undersigned hereby makes an election, pursuant to §83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation §1.83-2, to include in gross income for the taxable year of the Grant Date the excess, if any, of the fair market value of the Class PI Units and Class C Common Stock of The We Company on the Grant Date (as set forth in paragraph 6 below) over the amount, if any, paid for such property (as set forth in paragraph 7 below). The undersigned makes this election solely as a protective measure and does not hereby admit, concede or otherwise waive any rights that the undersigned may have at any time, including, without limitation, the right to deny that the Class PI Units and Class C Common Stock of The We Company constitute property under §83(b) of the Code.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:
Address:
SSN:

2. A description of the property with respect to which the election is being made: A profits interest in the Partnership comprised of 33,034,684 Class PI Units of the Partnership (the “Class PI Units”) and an equivalent number of shares of Class C Common Stock of The We Company.

3. The date on which the property was transferred: the Grant Date.

4. The taxable year for which such election is made: Calendar year 2019.

5. The restrictions to which the property is subject: All or a portion of the Class PI Units may be subject to forfeiture to the Partnership and the Class C Common Stock of The We Company may be subject to cancellation in certain circumstances under the terms of an agreement between the undersigned and the Partnership. The Class PI Units and Class C Common Stock of The We Company are also subject to transfer restrictions.

6. The aggregate fair market value on the Grant Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.00.

7. The aggregate amount paid for such property: $0.00.

8. A copy of this election has been furnished to the General Partner pursuant to Treasury Regulations §1.83-2(e)(7).

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EXHIBIT C

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

Name:
Dated:

INSTRUCTIONS: In order to make an election under §83(b) of the Code, this election form must be executed by the elector within thirty (30) days after the Grant Date. One copy of this form should be submitted to the General Partner of the Partnership and a second copy should be filed within thirty (30) days after the Grant Date with the Internal Revenue Service Center with which the elector normally files the elector’s federal income tax return.

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EXHIBIT D

JOINDER

This Joinder Agreement (the “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Partnership Class PI Common Unit Award Agreement, dated as of July         , 2019 (as amended, restated or otherwise modified from time to time, the “Agreement”), by and among The We Company Management Holdings L.P., a Cayman Islands exempted limited partnership (the “Partnership”), The We Company, a Delaware corporation, and Adam Neumann (the “Management Partner”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Amended and Restated Agreement of Exempted Limited Partnership of the We Company Management Holdings L.P. (the “LPA”) as of the date hereof and shall have all of the rights and obligations of the Management Partner thereunder as if it had executed the LPA. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the LPA.

This Agreement is governed by the laws of the Cayman Islands. Section 12(f) of the Agreement (Arbitration) shall apply mutatis mutandis.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of July         , 2019.

ADAM NEUMANN

Name:
Title:

Acknowledged by:

THE WE COMPANY MANAGEMENT HOLDINGS L.P.

By
Name:
Title:

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